PRESS RELEASE				FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.		MAY 5, 2003
ONE ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020		CONTACT: CHARLES E.
HARRIS

NASDAQ/NMS SYMBOL: TINY 		TEL. NO. (212) 332-3606


           HARRIS & HARRIS GROUP REPORTS NET ASSET VALUE OF
                 $2.26 PER SHARE AS OF MARCH 31, 2003

     Harris & Harris Group, Inc. announced today that its unaudited net asset value and net asset value per share (NAV) at March 31, 2003, were $26,040,919 and $2.26, respectively.


                     SUMMARY OF FINANCIAL RESULTS

                March 31, 2003    December 31, 2002    March 31, 2002
                  (Unaudited)         (Audited)          (Unaudited)

Total Assets      $35,958,424        $35,951,969         $35,005,570

Net Assets        $26,040,919        $27,256,046         $23,297,836

Total Net Income
Tax Liability	     $596,798         $1,527,000          $1,362,663

Accrued Profit
Sharing                $1,523            $15,233            $306,241

Net Asset Value
per Share               $2.26              $2.37               $2.63

Shares
Outstanding        11,498,845         11,498,845           8,864,231


	Harris & Harris Group is a Business Development Company with 11,498,845 common shares outstanding.

	Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.


This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K and recent Prospectus filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc. undertakes no obligation to update or revise these forward-looking-statements to reflect new events or uncertainties.